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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (date of earliest event reported):  September 20, 1996


                                  MCLEOD, INC.
             (Exact name of registrant as specified in its charter)



                  Delaware                 0-20763      58-421407240
           ----------------------------  ------------  --------------
           (State or Other Jurisdiction  (Commission   (IRS Employer
           of Incorporation)             File Number)  Identification
                                                       Number)



221 Third Avenue SE, Suite 500, Cedar Rapids, IA          52401
(Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code:  (319) 364-0000


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On September 20, 1996, McLeod, Inc. (the "Company") acquired Telecom*USA Publishing Group, Inc. ("Telecom") pursuant to an Agreement and Plan of Reorganization, which was filed as Exhibit 2 to the Current Report on Form 8-K filed by the Company on August 26, 1996, and is incorporated herein by reference (the "Agreement"). Pursuant to the Agreement, (i) Telecom was merged with and into McLeod Reverse Merging Co., a newly incorporated Iowa corporation and a wholly owned subsidiary of the Company, with Telecom as the surviving corporation, (ii) each outstanding share of common stock, no par value, of Telecom ("Telecom Common Stock") was converted into the right to receive $12.75 in cash, and (iii) all outstanding non-vested options to purchase shares of Telecom Common stock were replaced with a deferred compensation program.

     As consideration for the acquisition of Telecom (the "Acquisition"), the Company paid approximately $74.1 million in cash to the shareholders of Telecom and agreed to pay an amount currently estimated to be approximately $1.6 million to certain Telecom employees as part of an incentive plan. At the time of the Acquisition, Telecom had outstanding debt of approximately $6.6 million. The Acquisition consideration was determined through arm's-length negotiations between the Company and Telecom, and was based upon, among other things, the current stage of development of the Company's business and operations, and the market for the Company's services. The Company financed the Acquisition with proceeds from the Company's initial public offering of Class A Common Stock in June 1996. The Company will record the Acquisition as a purchase for accounting purposes.

     Prior to the Acquisition, Telecom published and distributed telephone directories in fifteen states in the midwestern and Rocky Mountain regions of the United States. The Company intends to operate Telecom in a manner similar to which it was operated prior to the Acquisition.

     Clark E. McLeod, Chairman, Chief Executive Officer, Director and stockholder of the Company, and his wife Mary E. McLeod, a stockholder of the Company, were shareholders of Telecom. Paul D. Rhines, director of the Company, James L. Cram, a director and officer of the Company, Casey D. Mahon, an officer of the Company, and IES Investments Inc., a stockholder of the Company, were shareholders of Telecom. Aaron, Holly, Frank and Jane McLeod, relatives of Mr. and Mrs. McLeod, were shareholders of Telecom. The McLeod Charitable Foundation, Inc., a non-profit foundation controlled by Mr. and Mrs. McLeod, was a shareholder of Telecom. The Company established a Special Committee of its Board of Directors, consisting of disinterested directors, which evaluated the terms of the Acquisition as negotiated by the officers of the Company, and approved the Acquisition as fair to, and in the best interests of, the stockholders of the Company. Other than with respect to Messrs. McLeod, Rhines, Cram, Mrs. McLeod, Ms. Mahon, the above-named McLeod relatives, the McLeod Charitable Foundation,

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Inc., IES Investments Inc. and arrangements in connection with the Acquisition, there is no material relationship between Telecom and the Company or any affiliates, directors or officers of the Company or any of their associates.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements of Company Acquired

        It is not practicable to provide the required financial statements for Telecom at this time. The statements will be filed as soon as they are prepared, and not later than 60 days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

        (b) Pro Forma Financial Information

        It is not practicable to provide the required pro forma financial statements for the Company at this time. The statements will be filed as soon as they are prepared, and not later than 60 days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

        (c) Exhibits

*2. Agreement and Plan of Reorganization, dated as of August 15, 1996, by and among Telecom*USA Publishing Group, Inc. and McLeod, Inc.

99. Press Release, dated September 23, 1996, regarding the acquisition of Telecom*USA Publishing Group, Inc.

*Filed as an exhibit to the Current Report on Form 8-K filed August 26, 1996.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  October 7, 1996               McLEOD, INC.



                                     By:/s/ Blake O. Fisher, Jr.
                                        --------------------------
                                        Blake O. Fisher, Jr.
                                        Chief Financial Officer and
                                          Treasurer


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                                 EXHIBIT INDEX




                                                 PAGE NUMBER IN
EXHIBIT NUMBER  EXHIBIT                    SEQUENTIAL NUMBERING SYSTEM
--------------  ------------------------------------------------------

*2              Agreement and Plan of Reorganization,
                dated as of August 15, 1996, by and among Telecom*USA Publishing Group, Inc.
                and McLeod, Inc.

99. Press Release, dated September 23, 1996, regarding the acquisition of Telecom*USA
                Publishing Group, Inc.



*Filed as an exhibit to the Current Report on Form 8-K filed August 26, 1996.


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